Exhibit 99.1

Franklin Financial Services Corporation F&M TRUST Your Way Quarterly Spring 2021 REAL HEROES F&M Trust was honored to be a big part of Health Care Heroes Week. PAGE 6 2 TIM TALK Notes from the President 4 INVESTOR NEWS 1st Quarter Review 5 CLIENT PROFILE iStore Self Storage 6 HELPFUL WAYS Health Care Heroes Week 8 ALL WAYS In Our Community Banking Done Your Way 1 .888. 26 4.6116 fmtrust . bank

Timothy (Tim) G. Henry President & CEO TIMTALK Q4 Franklin Financial reported consolidated earnings of $4.8 million for the first quarter ended March 31, 2021 compared to fourth quarter 2020 earnings of $4.6 million and first quarter 2020 earnings of $1.7 million. Fortunately, after a long year, full of challenges like we’ve never before experienced, it seems we are edging toward normal. As such, in March, we reopened our Community Offices lobbies to customers, with regular business hours. Notably, the Board of Directors voted to increase the second quarter 2021 dividend from $.30 to $.31 per share, which represents a 3.3 percent increase. Last year very few banks raised their dividend, and in fact, many cut their dividend. We were able to responsibly maintain our dividend throughout the year, and it is nice to be able to do a little more for you, our shareholders, as we end the first quarter of 2021. Supporting our communities continues to be the very core of who we are as a community bank. And the Covid-19 pandemic has not prevented us from investing heavily in Central Pennsylvania. To that end, we were honored to be the presenting sponsor of Health Care Heroes Appreciation Week. Additional information about the week can be found on page 6. While we have grown a great deal and become more resilient as a company, we are excited to be taking a step toward, what we hope, is a more normal year. Thank you for your continued support and trust. Sincerely yours, Timothy G. Henry President & CEO Franklin Financial Services Corporation and F&M Trust Edging Back Toward ‘Normal’ While Investing in Our Communities SHAREHOLDER UPDATE ARE YOU RETIREMENT READY? The F&M Trust Investment & Trust Services team is ready to, well, help YOU be ready! Request your free, confidential financial review today. There is no obligation. Call 717-264-6116 or visit our website: FMTRUST.BANK 2 YOUR WAY QUARTERLY SPRING 2021 3

1ST QUARTER FINANCIAL HIGHLIGHTS

Dollars in thousands except per-share data / Unaudited

Selected Financial Data	Mar 31, 2021	Mar 31, 2020
Total Assets	**$ 1,597,559**	$ 1,262,126
Loans, Net	**$ 984,797**	$ 921,656
Deposits	**$ 1,421,042**	$ 1,117,433
Book Value per Common Share	**$ 31.92**	$ 29.74
Return on Average Assets[1]	**1.23%**	0.54%
Return on Average Equity[1]	**13.47%**	5.31%

MARKET VALUE Per Share[2]

Source: Nasdaq.com



$32.50
$30.00
$27.50
$25.00
$22.50
$20.00
$25.90
$21.38
$27.03
$31.18
QUARTER ENDED
JUN 30, 2020
SEP 30, 2020
DEC 31, 2020
MAR 31, 2021

$34.38[2] FIRST QUARTER HIGH

FIRST QUARTER LOW **$26.06[2]**

COMPLETE EARNING DETAILS AVAILABLE AT **FRANKLINFIN.COM**

Certain statements appearing herein which are not historical in nature are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements refer to a future period or periods, reflecting management's current views as to likely future developments, and use words "may," "will," "expect," "believe," "estimate," "anticipate," or similar terms. Because forward-looking statements involve certain risks, uncertainties and other factors over which Franklin Financial Services Corporation has no direct control, actual results could differ materially from those contemplated in such statements. These factors include (but are not limited to) the following: general economic conditions, changes in interest rates, changes in the Corporation's cost of funds, changes in government monetary policy, changes in government regulation and taxation of financial institutions, changes in the rate of inflation, changes in technology, the intensification of competition within the Corporation's market area, and other similar factors.

We caution readers not to place undue reliance on these forward-looking statements. They only reflect management's analysis as of this date. The Corporation does not revise or update these forward-looking statements to reflect events or changed circumstances. Please carefully review the risk factors described in other documents the Corporation files from time to time with the SEC, including the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and any Current Reports on Form 8-K.

1-Quarterly results annualized. 2-At close.



iStore
SELF STORAGE

FORMING LOCAL RELATIONSHIPS

CLIENT PROFILE

L-R: Braam Hattingh, Owner, iStore Self Storage; Natalie Hattingh, iStore Self Storage; Matt Harshbarger, Vice President, Commercial Services Manager



iStore Self Storage

Mechanicsburg | Cumberland County

As the owner of iStore Self Storage, **Braam Hattingh** takes his job of protecting his customers' belongings seriously.

His facility opened in 2019, and offers state-of-the-art features such as video surveillance, license plate reader, climate controlled units, LED lighting, and coded gate entry. It's a project he completed with the help of F&M Trust.

"Rates and terms are important, but at the end of the day, you want to deal with somebody on the local level. If you need to have somebody come out and look at the site for funding, or whatever it may be, F&M Trust has that local touch," Hattingh said.

Something else played a role in Hattingh's choice to bank with F&M Trust: His relationship with **Matt Harshbarger**, VP, Commercial Services Relationship Manager; and **Kathy Bloss**, AVP, Commercial Services Portfolio Manager.

"Matt and Kathy are easy to work with. And you deal with somebody who you feel you can talk to," Hattingh explained. "When push comes to shove, you deal with people you like. It's all about relationships, and I would use F&M Trust again, for sure."

Now that's ***Banking Done Your Way.***

> ***"It's all about relationships, and I would use F&M Trust again, for sure."***
>
> ***Braam Hattingh***
> *Owner, iStore Self Storage.*



4 YOUR WAY QUARTERLY

SPRING 2021 5

HEALTH CARE HEROES WEEK F&M Trust was honored to serve as the presenting sponsor for Franklin County’s Health Care Heroes Week. As an integral part of our community, F&M Trust believes that it is our responsibility to improve the lives of those around us and give back to the communities we serve. Supporting our neighbors is the very core of who we are as a community bank. We invest heavily in our communities both financially and through volunteer work. In fact, last year, we were happy to be able to donate $100,000 to support Covid-19 relief efforts across South Central PA. And because we respect and honor our health care workers now more than ever, sponsoring Health Care Heroes Appreciation Week was an easy decision. We know that not all heroes wear capes. And in the case of Covid-19, the most important ones wear scrubs. Helpful Ways Our most important heroes wear scrubs not capes ! Health Care Heroes Appreciate Week March 23-30 Franklin County, PA 6 Your way Quarterly Spring 2021 7

All Ways IN OUR COMMUNITY: CENTRAL PENNSYLVANIA FOOD BANK F&M Trust recently donated $20,000 to the Central Pennsylvania Food Bank. The funding will allow the Central Pennsylvania Food Bank to continue to purchase food and other necessities for individuals and communities that are facing financial setbacks. “South Central Pennsylvania food banks have been overwhelmed during the Covid-19 crisis. As a community bank, we view it as our responsibility to contribute to the efforts of the Central Pennsylvania Food Bank as they work to help those who are struggling to keep themselves and their families fed. We hold a deep appreciation and respect for the impact the Central Pennsylvania Food Bank has in our communities, and we are very pleased to make this contribution,” said Tim Henry, president and CEO of F&M Trust. “We are grateful for this generous gift from F&M Trust, which will allow us to provide more than 120,000 healthy, nutritious meals to communities in central PA,” said Joe Arthur, executive director of the Central Pennsylvania Food Bank. “As we transition into the recovery phase of the Covid-19 pandemic, this gift will help thousands of families, children, seniors and veterans who are still working to get back on their feet in the wake of the health and economic crisis.” Banking Done Your Way 1.888.264.6116 fmtrust.bank